UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 1, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor”) and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.” During the pendency of the Chapter 11 Cases, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing (collectively, the “Debtors”) are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On April 14, 2015, the Debtors filed a joint plan of reorganization (the “Initial Plan”) pursuant to Chapter 11 of the Bankruptcy Code and a related disclosure statement with the Bankruptcy Court. The Initial Plan, among other things, provided for (a) a spin-off of reorganized TCEH (the “Reorganized TCEH Spin-Off”) and (b) the separate reorganization of EFH Corp. and EFIH. From July to September 2015, following negotiations with various creditor groups and third parties regarding a plan of reorganization for the Debtors, the Debtors filed multiple amended joint plans of reorganization and related disclosure statements.

On December 9, 2015, following approval by the applicable creditors of the Debtors, the Bankruptcy Court entered an amended order confirming the Debtors’ Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmed Plan”), the material terms and conditions of which were summarized in the Current Report on Form 8-K filed by EFH Corp. with the Securities and Exchange Commission (“SEC”) on December 11, 2015.

Item 1.02.	Termination of a Material Definitive Agreement.

Plan Support Agreement

As previously disclosed, on September 11, 2015, each of the Debtors entered into an Amended & Restated Plan Support Agreement with (i) various of their respective creditors, (ii) the sponsor equity owners of EFH Corp. (the “Sponsors”), (iii) the official committee of unsecured creditors of EFCH, TCEH and the subsidiaries of TCEH that are Debtors in the Chapter 11 Cases (collectively, the “TCEH Debtors”), and (iv) other third parties, in order to effect, on the terms described therein, an agreed upon restructuring of the Debtors pursuant to the Confirmed Plan (as amended from time to time, the “Plan Support Agreement”).

On May 1, 2016, certain first lien creditors of TCEH (the “Required TCEH First Lien Creditors”) delivered a written notice (the “Plan Support Termination Notice”) to the Debtors and the other parties to the Plan Support Agreement notifying such parties of the occurrence of a Plan Support Termination Event (as defined in the Plan Support Agreement) pursuant to Section 11(g) of the Plan Support Agreement, which entitles the Required TCEH First Lien Creditors to deliver a Plan Support Termination Notice after April 30, 2016 (the “Plan Support Outside Date”), unless the Plan Support Outside Date has been extended. The Plan Support Termination Notice states that the Plan Support Outside Date can only be extended beyond April 30, 2016 if: (i) all required approvals from the Public Utility Commission of Texas with respect to the consummation of the Confirmed Plan have been obtained before such date, or (ii) the Required Investor Parties (as defined in the Plan Support Agreement) submit a written request, which is received by the Required TCEH First Lien Creditors no later than April 30, 2016, to extend the Plan Support Outside Date for thirty days. The Plan Support Termination Notice states that neither of the foregoing extensions has been triggered as of the date of the Plan Support Termination Notice. The delivery of the Plan Support Termination Notice caused the Confirmed Plan to become null and void. The delivery of the Plan Support Termination Notice does not terminate the obligations of certain of the parties to not object to or interfere with an alternative restructuring so long as it meets certain minimum conditions.

The material terms of the Plan Support Agreement were summarized in the Current Reports on Form 8-K filed by EFH Corp. with the SEC on August 10, 2015, September 17, 2015 and November 18, 2015, and the Plan Support Agreement and an amendment were filed as exhibits to the applicable filings.

Merger and Purchase Agreement

As previously disclosed, on August 9, 2015, EFH Corp. and EFIH entered into a Purchase Agreement and Agreement and Plan of Merger (the “Merger and Purchase Agreement”) with two acquisition entities, Ovation Acquisition I, L.L.C. (“OVI”) and Ovation Acquisition II, L.L.C. (together, the “Purchasers”), which are controlled by a consortium (collectively, the “Investor Group”) consisting of certain TCEH unsecured creditors, an affiliate of Hunt Consolidated, Inc. (“Hunt”) and certain other investors designated by Hunt, pursuant to which the Purchasers agreed to acquire reorganized EFH Corp. (the “EFH Acquisition”).

On May 1, 2016, following receipt of the Plan Support Termination Notice described above, EFH Corp. and EFIH delivered a written notice (the “Merger and Purchase Agreement Termination Notice”) to the Purchasers notifying the Purchasers that EFH Corp. and EFIH terminate the Merger and Purchase Agreement pursuant to Section 8.3(g) of the Merger and Purchase Agreement, which provides EFH Corp. and EFIH with a termination right upon the occurrence of a “Plan Support Termination Event” under the Plan Support Agreement. As described above, a Plan Support Termination Event occurred on May 1, 2016.

Upon the termination of the Merger and Purchase Agreement, no party will have any ongoing liabilities or obligations to any other party thereto, except as expressly set forth in the Merger and Purchase Agreement. The Merger and Purchase Agreement does not provide for the payment of any termination fee by EFH Corp., EFIH or the Purchasers in connection with the termination of the Merger and Purchase Agreement.

As a result of the termination of the Merger and Purchase Agreement, the equity commitment letter delivered by each member of the Investor Group in favor of EFH Corp., EFIH and the Purchasers in connection with the execution of the Merger and Purchase Agreement automatically terminated.

The material terms of the Merger and Purchase Agreement and the equity commitment letter were summarized in the Current Report on Form 8-K filed by EFH Corp. with the SEC on August 10, 2015, and the Merger and Purchase Agreement was filed as an exhibit to the Current Report on Form 8-K/A filed by EFH Corp. with the SEC on August 10, 2015.

Backstop Agreement

As previously disclosed, on August 9, 2015, EFH Corp. and EFIH entered into a Backstop Agreement (the “Backstop Agreement”), with certain investors named therein and their permitted assignees (the “Backstop Purchasers”) and OV1, pursuant to which the Backstop Purchasers agreed to backstop $5,087,250,000 of equity rights offered to certain of the holders of unsecured debt claims, second lien debt claims, general unsecured claims and first lien secured claims against TCEH.

The Backstop Agreement and the obligations of the parties thereto automatically terminated upon the termination of the Merger and Purchase Agreement as described above. Upon the termination of the Backstop Agreement, no party will have any ongoing liabilities or obligations to any other party thereto, other than those obligations expressly set forth in the Backstop Agreement. The Backstop Agreement does not provide for the payment of any termination fee by EFH Corp., EFIH or the Backstop Purchasers in connection with the termination of the Backstop Agreement.

The material terms of the Backstop Agreement were summarized in the Current Report on Form 8-K filed by EFH Corp. with the SEC on August 10, 2015, and the Backstop Agreement was filed as an exhibit to the Current Report on Form 8-K/A filed by EFH Corp. with the SEC on August 10, 2015.

Item 7.01	Regulation FD Disclosure.

Following the occurrence of the Plan Support Termination Event as described above, the Debtors filed a new joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “New Plan”) and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court on May 1, 2016. EFH Corp., EFIH and EFCH plan to file copies of the New Plan and the Disclosure Statement as exhibits to an amendment to this Current Report on Form 8-K. The New Plan and Disclosure Statement are also available at www.efhcaseinfo.com. Other information on or connected to this website does not constitute part of this Current Report on Form 8-K.

The Debtors recommend that holders of claims refer to the limitations, risk factors and qualifications included in the New Plan and the Disclosure Statement, as applicable. Information contained in the New Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the New Plan, requirements by the Bankruptcy Court, actions of third parties, or otherwise.

The Bankruptcy Code does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the New Plan. There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the Debtors’ stakeholders will approve the New Plan, or that the Bankruptcy Court will confirm the New Plan. The Debtors will emerge from Chapter 11 if and when a plan of reorganization receives the requisite approval from holders of claims, the Bankruptcy Court enters an order confirming such plan of reorganization, and certain conditions to the effectiveness of such plan of reorganization, as stated therein, are satisfied.

The New Plan and the Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	our ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	our ability to obtain the Bankruptcy Court’s confirmation of the New Plan;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies we employ to address our liquidity and capital resources;

•	whether the conditions (including required regulatory approvals) to consummation of the transactions contemplated by the New Plan will be satisfied or obtained;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on us due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: May 2, 2016